UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2018

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2018, Lightbridge Corporation (the “Company”) and Framatome Inc., a Delaware corporation (“Framatome”), formed a joint venture company, Enfission, LLC, a Delaware limited liability company (“Enfission”). On January 25, 2018, the Company and Framatome entered into an Operating Agreement for Enfission (the “Agreement”). Enfission will serve as an exclusive vehicle to develop, license and sell nuclear fuel assemblies based on Company-designed metallic fuel technology and other advanced nuclear fuel intellectual property licensed to Enfission by the Company, Framatome S.A.S. (the parent company of Framatome) or their affiliates. The joint venture builds on the joint fuel development and regulatory licensing work started by the Company, Framatome and Framatome affiliates under previously signed agreements initiated in March 2016. The Company owns 50% of Enfission’s Class A voting membership units and Framatome owns the other 50%. Any distributions will be made based on the members’ pro rata ownership percentage.

Enfission will enter into services agreements with the Company and Framatome for the provision of personnel and administrative support. Enfission will also enter into service agreements for manufacturing and engineering support with Framatome or its affiliates. Enfission also intends to enter into research and development service agreements with the Company, Framatome and others. Further, the Company and Framatome S.A.S. have entered into ancillary agreements that provide for an overall intellectual property ownership framework and govern certain joint research and development activities, as well as the treatment and licensing to Enfission of related existing and future intellectual property.

Each of the Company and Framatome provided an initial capital contribution of $10,000, as well as the licensing of certain intellectual property. Certain additional capital contributions made by the Company will partly be in the form of license rights to intellectual property developed pursuant to research and development service agreements.

Enfission will be managed by its Board of Directors, which will be composed of six directors. Each of the Company and Framatome has the right to appoint three directors to Enfission’s Board of Directors. The chairperson of Enfission’s Board of Directors will alternate from year-to-year between directors appointed by the Company and directors appointed by Framatome. The Enfission Board of Directors acts by majority vote, provided that at least one director appointed by each of the Company and Framatome votes in favor of the action. Certain major decisions require the approval of at least two-thirds of the directors appointed by Class A members. Fundamental decisions, including amending the Agreement and issuing additional membership units, require the approval of two-thirds of Class A members.

The Agreement is subject to other common terms, including customary representations and warranties from the Company and Framatome and certain indemnification obligations. The Agreement contains ownership transfer restrictions, including a right of first offer in favor of the other members, and grants each member preemptive rights over the issuance of new equity interests. Each member is bound by a non-solicitation covenant that restricts members from soliciting employees of Enfission or the other members or their affiliates for as long as such member owns a membership interest.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to entry into certain services agreements and ancillary agreements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

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The preceding description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2017.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release relating to the Agreement on January 25, 2018. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 25, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: January 25, 2018	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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